Exhibit A to Amendment No. 3
               to Schedule 13D for Tercica, Inc.



                    LOCK-UP LETTER AGREEMENT


LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019


Ladies and Gentlemen:

The undersigned understands that you (the "Underwriter") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by the Underwriter of shares (the "Stock") of Common Stock, par value $0.001 per share (the "Common Stock"), of Tercica, Inc., a Delaware corporation (the "Company"), and that the Underwriter proposes to reoffer the Stock to the public (the "Offering").

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) ("Transfer") any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock,
(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus Supplement relating to the Offering (such 45-day period, the "Lock-Up Period").

The foregoing paragraph shall not apply to (a) the sale of any Stock to the Underwriter pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (c) transactions pursuant to written trading plans designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (d) bona fide gifts or other Transfers of shares of Common Stock for no consideration, or (e) Transfers of any shares of Common Stock to any trust for the direct or indirect benefit of the undersigned or to the "immediate family" (meaning any relationship by blood, marriage or adoption, not more remote than first cousin) of the undersigned, provided, however, that in the case of any Transfer or distribution pursuant to clause (d) or (e), (I) each donee or distributee shall execute and deliver to the Underwriter a duplicate form of this lock-up agreement, (ii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such Transfer or distribution (other than, in connection with Transfers or distributions made prior to January 1, 2006, a filing on a Form 5 for the Company's fiscal year 2005, which are due no later than February 14, 2006), and (iii) such Transfer or distribution shall not involve a disposition for value.

In addition, notwithstanding the foregoing, if the undersigned is a partnership or limited liability company, the undersigned may transfer the undersigned's shares of Common Stock to partners or members of the undersigned, as applicable, or to the estates of any such partners, or members, and any partner or member who is an individual may transfer any such shares of Common Stock by gift, will or intestate succession; and if the undersigned is a trust, the undersigned may Transfer the undersigneds shares of Common Stock to any beneficiary of the undersigned or to the estate of any such beneficiary; and if the undersigned is a corporation, the undersigned may Transfer the undersigned's shares of Common Stock to majority-owned subsidiaries of the undersigned, to holders of securities possessing at least 50% of the undersigned's outstanding voting power or to entities under common control with the undersigned; provided, however, that in any such case, it shall be a condition to the Transfer that (I) each transferee shall execute and deliver to the Underwriter a duplicate form of this lock-up agreement,
(ii) no filing by any party (donor, donee, transferor or transferee) under
Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such Transfer (other than, in connection with Transfers or distributions made prior to January 1, 2006, a filing on a Form 5 for the Company's fiscal year 2005, which are due no later than February 14,
2006), and (iii) such Transfer shall not involve a disposition for value.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.



                     [Signature page follows]

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,


RHO VENTURES IV, L.P.
By: Rho Management Ventures IV, L.L.C., General Partner

/s/ Joshua Ruch
----------------------------------------------------------------------
Joshua Ruch, Managing Partner


RHO VENTURES IV (QP), L.P.
By: Rho Management Ventures IV, L.L.C., General Partner

/s/ Joshua Ruch
----------------------------------------------------------------------
Joshua Ruch, Managing Partner


RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG
By: Rho Capital Partners Verwaltungs GmbH, General Partner

/s/ Joshua Ruch
----------------------------------------------------------------------
Joshua Ruch, Managing Partner


RHO MANAGEMENT TRUST I
By: Rho Capital Partners, Inc., as Investment Advisor

/s/ Joshua Ruch
----------------------------------------------------------------------
Joshua Ruch [Chief Executive Officer]



Dated: [executed January 23, 2006]

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,



Mark Leschly

/s/ Mark Leschly
----------------------------------------------------------------


Dated: [executed January 23, 2006]